Exhibit 1.1

Execution Version

PowerSchool Holdings, Inc.

Class A Common Stock

Underwriting Agreement

February 28, 2023

Goldman Sachs & Co. LLC

Barclays Capital Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I-A hereto

c/o Goldman Sachs & Co. LLC

200 West Street,

New York, New York 10282

c/o Barclays Capital Inc.

745 Seventh Avenue,

New York, New York 10019

Ladies and Gentlemen:

The stockholders named in Schedule I-B hereto (the “Selling Stockholders”) of PowerSchool Holdings, Inc., a Delaware corporation (the “Company”), propose, subject to the terms and conditions stated in this underwriting agreement (this “Agreement”), to sell to the Underwriters named in Schedule I-A hereto (the “Underwriters”) an aggregate of 8,700,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,305,000 additional shares (the “Optional Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”). The Class A Common Stock, together with the Class B common stock, $0.0001 par value per share (the “Class B Common Stock”), are referred to herein as the “Stock”.

The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

Prior to the execution and delivery of this Agreement, each Selling Stockholder that will sell Shares that are issuable upon exchange of limited liability company interests (“LLC Units”) in PowerSchool Holdings LLC (“Holdings LLC”) shall execute and deliver an Exchange Notice (the “Exchange Notice”), pursuant to which such Selling Stockholder shall make an irrevocable election to exchange LLC Units for an equal number of shares of Class A Common Stock corresponding to the numbers set forth opposite such Selling Stockholder’s name in Schedule I-B hereto to the Underwriters pursuant to this Agreement.

1. (a) Each of the Company and Holdings LLC (each, a “PowerSchool Party” and collectively, the “PowerSchool Parties”), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters and Selling Stockholders that:

(i) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-270101) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective upon filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the PowerSchool Parties, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Selling Stockholder Information or any Underwriter Information (as defined in Section 1(b)(ix) and Section 9(c), respectively, of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is 10:00 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto and each Written Testing-the-Waters Communication listed on Schedule II(c) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(iv) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(d) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact (in the case of the Registration Statement, required to be stated therein) or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with any Underwriter Information or any Selling Stockholder Information;

(vi) None of the PowerSchool Parties nor any of their subsidiaries has, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (a) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (b) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the PowerSchool Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the PowerSchool Parties and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (1) any change in the capital stock (other than (A) the exchange of LLC Units for shares of Class A Common Stock, or as a result of (B) the exercise, vesting or settlement (including any “net” or “cashless” exercises, vestings or settlements) of stock options, restricted stock or restricted stock units, as applicable, or the award of stock options, restricted stock or restricted stock units in the ordinary course of business, and (C) the repurchase of unvested Stock by the Company upon termination of the holder’s employment with the Company, in each case under (B) and (C) pursuant to the terms of the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus and subject to the terms of award agreements that have been filed as exhibits to the Company’s Annual Report on Form 10-K for the most recent fiscal year) or long-term debt of the Company or any of its subsidiaries, or (2) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (y) the business, general affairs, management, financial position, stockholders’ equity or results of operations of the PowerSchool Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus or (z) the ability of the PowerSchool Parties to perform their obligations under this Agreement or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The PowerSchool Parties and their subsidiaries do not own any real property. Each PowerSchool Party and its subsidiaries have good and marketable title to all personal property owned by it (other than with respect to Intellectual Property (as defined below) as to which the representation in Section 1(a)(xxviii) hereof shall apply), in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the PowerSchool Parties and their subsidiaries, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by any PowerSchool Party or any of their subsidiaries is, to the knowledge of the PowerSchool Parties, held by such party under valid, subsisting and enforceable leases or subleases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution,) and with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the PowerSchool Parties and their subsidiaries;

(viii) Each PowerSchool Party and each of its “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”) has been (a) duly organized and is validly existing and in good standing (or foreign equivalent) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (b) duly qualified as a foreign corporation for the transaction of business and is in good standing (or foreign equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (b), where the failure to be so qualified or in good standing (or foreign equivalent) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the issued shares of capital stock or similar ownership interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of capital stock or similar ownership interests of each subsidiary of the Company (other than the membership interests of Holdings LLC) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens arising under any existing secured indebtedness of the PowerSchool Parties described in the Pricing Prospectus and the Prospectus). The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recent fiscal year and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X;

(ix) The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders on the date hereof, have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the membership interests of Holdings LLC that are owned by the Company are owned by the Company, free and clear of all liens, encumbrances, equities or claims (other than liens arising under any existing secured indebtedness of the PowerSchool Parties described in the Pricing Prospectus and the Prospectus);

(x) All of the issued shares of capital stock of the Company, including the Shares to be sold hereunder, conform in all material respects to the description of the Stock contained under the caption “Description of Capital Stock” in the Pricing Prospectus and the Prospectus;

(xi) The compliance by the PowerSchool Parties with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the PowerSchool Parties or any of their subsidiaries is a party or by which the PowerSchool Parties or any of their subsidiaries is bound or to which any of the property or assets of the PowerSchool Parties or any of their subsidiaries is subject, (b) the certificate of incorporation or by-laws (or other applicable organizational document) of any of the PowerSchool Parties or any of their subsidiaries, or (c) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the

PowerSchool Parties or any of their subsidiaries or any of their properties, except, in the case of clause (a) and (c) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the PowerSchool Parties of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) None of the PowerSchool Parties nor any of their Significant Subsidiaries are (a) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (b) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over any of the PowerSchool Parties or any of their subsidiaries or any of their properties, or (c) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (b) and (c), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth or incorporated by reference in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Income Tax Consequences to Non-U.S. Holders” and the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the PowerSchool Parties or any of their subsidiaries, or, to the knowledge of any PowerSchool Party, any officer or director of any PowerSchool Party, is a party or of which any property of any PowerSchool Party or any of their subsidiaries is the subject which, if determined adversely to the PowerSchool Parties or any of their subsidiaries (or such officer or director), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the PowerSchool Parties, no such proceedings are threatened or contemplated by governmental authorities or others;

(xv) None of the PowerSchool Parties is an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) (A)(i) At the time of filing of the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, and (iv) as of the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B)(i) at the time of filing of the Registration Statement and any post-effective amendment thereto, (ii) at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and (iii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm, as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (a) complies with the requirements of the Exchange Act applicable to the Company, (b) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles (“GAAP”) and (c) is sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (5) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xix) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) to the knowledge of the Company, all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (b) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting;

(xx) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi) This Agreement has been duly authorized, executed and delivered by each of the PowerSchool Parties;

(xxii) None of the PowerSchool Parties, any of their subsidiaries nor, to the knowledge of the PowerSchool Parties, any director, officer, agent, employee, affiliate or other person while acting on behalf of any PowerSchool Party or any of its subsidiaries has (a) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense; (b) made, offered, promised or authorized any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; or (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law. The PowerSchool Parties and their subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with, all applicable anti-bribery and anti-corruption laws;

(xxiii) The operations of the PowerSchool Parties and their subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the PowerSchool Parties and their subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any PowerSchool Party or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the PowerSchool Parties, threatened;

(xxiv) None of the PowerSchool Parties nor any of their subsidiaries, nor, to the knowledge of the any of the PowerSchool Parties, any director, officer, agent, employee or affiliate of the any of the PowerSchool Parties or any of their subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is any PowerSchool Party or any of their subsidiaries located, organized or resident in a country or territory that is currently the subject or the target of Sanctions. None of the PowerSchool Parties nor any of their subsidiaries has, in the past five years, knowingly engaged in, and no such party is now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country that is the subject or target of Sanctions;

(xxv) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statements of operations and comprehensive loss, stockholders/members’ equity and cash flows of the Company for the periods specified; and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects the information required to be stated therein in accordance with GAAP. The other financial information included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Prospectus and the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. All disclosures contained or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(xxvi) From December 22, 2020 through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvii) Except in all cases where such violation, claim, request, notice, proceeding, investigation or material capital expenditure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) none of the PowerSchool Parties nor any of their subsidiaries is in violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic substances or wastes or relating to pollution or the protection of the environment or human health or relating to exposure to hazardous or toxic substances or wastes (collectively, “Environmental Laws”), (b) none of the PowerSchool Parties nor any of their subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (c) none of the PowerSchool Parties nor any of their subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws, (d) the PowerSchool Parties do not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (e) none of the PowerSchool Parties nor any of their subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(xxviii) Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, (a) the PowerSchool Parties and their subsidiaries own or possess, or, to the knowledge of the PowerSchool Parties, can acquire on commercially reasonable terms, adequate rights to use all patents, trademarks, service marks, trade names, domain names, copyrights, software, licenses, know-how (including any trade secrets and any other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property or similar proprietary rights, including any and all registrations and applications for registration thereof and any and all goodwill associated therewith (collectively, “Intellectual Property”) used by them or necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted by them as described in the Registration Statement, the Pricing Prospectus and the Prospectus (the “Company Intellectual Property”); (b) none of the PowerSchool Parties nor any of their subsidiaries have received any written notice, or otherwise has any knowledge, of any infringement or misappropriation of, or conflict with, any asserted rights of others with respect to any Intellectual Property or of any Intellectual Property that would render any Company Intellectual Property invalid, unenforceable or inadequate to protect the interest of the PowerSchool Parties and any of their subsidiaries therein; (c) to the knowledge of the PowerSchool Parties, no third party has infringed, misappropriated or otherwise violated any Company Intellectual Property; (d) all Company Intellectual Property owned by the PowerSchool Parties and their subsidiaries is owned solely and exclusively by the PowerSchool Parties or one of their subsidiaries free and clear of all liens, encumbrances, defects or other restrictions and, to the knowledge of the PowerSchool Parties, there are no third parties who have ownership rights or rights to use, or have a claim over any Company Intellectual Property, except for (1) the retained rights of the owners of Company Intellectual Property which is licensed to the PowerSchool Parties or their subsidiaries and (2) the rights of customers, licensees, resellers and other channel partners to use Company Intellectual Property in the ordinary course, consistent with past practice; (e) there is no pending, or to the knowledge of the PowerSchool Parties, threatened action, suit, proceeding or claim by others (1) challenging the PowerSchool Parties’ or any of their subsidiaries’ rights in or to any Company Intellectual Property, (2) challenging the ownership, validity, enforceability or scope of any Company Intellectual Property or (3) alleging that any PowerSchool Party or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of others, and in each case, the PowerSchool Parties are not aware of any facts that would form the basis for any such action, suit, proceeding or claim; (f) the PowerSchool Parties and their subsidiaries have taken commercially reasonably steps consistent with prevalent industry practices to (1) ensure that, to the knowledge of the PowerSchool Parties, no Company Intellectual Property has been obtained or is being used by any PowerSchool Party or any of its subsidiaries in violation of any contractual obligation binding on the PowerSchool Parties or any of their subsidiaries, or otherwise in violation of the rights of any persons; and (2) secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the PowerSchool Parties or any of their subsidiaries, including the execution of valid assignment agreements or licenses for the benefit of the PowerSchool Parties and/or any of their subsidiaries by such employees, consultants, agents and contractors under which they have assigned or licensed to the PowerSchool Parties or their subsidiaries all of their right, title and interest in and to any Company Intellectual Property and the rights associated therewith; (g) there are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the PowerSchool Parties or any of their subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; (h) none of the PowerSchool Parties nor any of their subsidiaries is a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described; (i) any use by the PowerSchool Parties and their subsidiaries of software and other materials distributed under a “free,” “open source,” or similar licensing model (including, but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) is and has been in material compliance with all license terms applicable to such Open Source Materials; (j) none of the PowerSchool Parties nor any of their subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (1) the PowerSchool Parties or any of their subsidiaries to permit reverse engineering of any proprietary products or services of the PowerSchool Parties or any of their subsidiaries, or of any proprietary software code or other technology owned by the PowerSchool Parties or any of their subsidiaries or (2) any proprietary products or services of the PowerSchool Parties or any of their subsidiaries, or any proprietary software code or other technology owned by the PowerSchool Parties or any of their subsidiaries, to be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works, or (z) redistributed at no charge or minimum charge, except, in the case of each of (1) and (2) above, for the Open Source Materials themselves (and derivatives thereof); and (k) the PowerSchool Parties and their subsidiaries have taken commercially reasonable steps in accordance with prevalent industry practice to maintain the confidentiality of all Company Intellectual Property, the value of which to the PowerSchool Parties or any of their subsidiaries is contingent upon maintaining the confidentiality thereof, including any trade secrets and confidential information owned, used or held for use by the PowerSchool Parties or any of their subsidiaries that the PowerSchool Parties in their reasonable business judgment wish to maintain as trade secrets; no government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company Intellectual Property owned or purportedly owned by the PowerSchool Parties or any of their subsidiaries that does not permit use by the PowerSchool Parties or such subsidiaries as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and no governmental agency or body, university, college, other educational institution or research center has any claim of ownership in or to any Company Intellectual Property that is owned or purported to be owned by the PowerSchool Parties or any of their subsidiaries;

(xxix) The information technology systems, networks, equipment, software, websites, applications and databases used by the PowerSchool Parties or any of their subsidiaries in their respective businesses, (collectively, the “IT Assets”) are adequate for the operation of the respective businesses of the PowerSchool Parties and their subsidiaries as currently conducted. Such IT Assets (a) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the PowerSchool Parties’ and their subsidiaries’ respective businesses as currently conducted, (b) except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, have not materially malfunctioned or failed since the PowerSchool Parties’ inception, except as would not reasonably be expected to have a Material Adverse Effect, and (c) are subject to industry standard scans for all viruses, “back doors,” “Trojan horses,” “time bombs”, “worms,” “drop dead devices” or other software or hardware components that are designed or intended to interrupt use of, permit unauthorized access to, or disable, damage or erase, any software or data material to the business of the PowerSchool Parties or any of their subsidiaries. The PowerSchool Parties and their subsidiaries have implemented commercially reasonable information technology security, backup and disaster recovery technology, processes, policies and procedures consistent with prevalent industry practices. To the knowledge of the PowerSchool Parties, no person has gained unauthorized access to any IT Asset since the PowerSchool Parties’ inception in a manner that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(xxx) With regard to their receipt, collection, handling, processing, sharing, transfer, usage, disclosure, interception, security, storage and disposal of all personal, personally identifiable, household, sensitive, confidential or regulated data, or any other information that identifies or relates to a distinct individual, user account or device, including, without limitation, IP addresses, mobile device identifiers, geolocation information and website usage activity data or is directly linked to any such information (collectively, “Personal and Device Data”), (a) the PowerSchool Parties and their subsidiaries comply, and at all times have complied, in all material respects with all applicable laws, regulations, judgments, orders and contractual obligations, including the European Union General Data Protection Regulation (collectively, the “Privacy Legal Obligations”); (b) the PowerSchool Parties and their subsidiaries (A) have implemented commercially reasonable policies and procedures designed to ensure the PowerSchool Parties and their subsidiaries comply in all material respects with such Privacy Legal Obligations and (B) take appropriate steps that are reasonably designed to assure compliance with such policies and procedures; (c) such policies and procedures comply in all material respects with all Privacy Legal Obligations; (d) the PowerSchool Parties and their subsidiaries maintain, and at all times have maintained, reasonable data security policies and procedures designed to protect the confidentiality, security, and integrity of Personal and Device Data and to prevent unauthorized use of and access to Personal and Device Data; (e) the PowerSchool Parties and their subsidiaries have required and do require all third parties to which they provide any Personal and Device Data to maintain the privacy and security of such Personal and Device Data and to comply with applicable Privacy Legal Obligations, including by contractually requiring such third parties to protect such Personal and Device Data from unauthorized access, use and/or disclosure; and there has been no material unauthorized access to, or use or disclosure of, Personal and Device Data maintained by or for the PowerSchool Parties or their subsidiaries; and (f) except as would not reasonably be expected to have a Material Adverse Effect, there is no pending, or to the knowledge of the PowerSchool Parties, threatened action, suit, proceeding or claim by or before any court or governmental agency, authority or body alleging non-compliance with any Privacy Legal Obligation;

(xxxi) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with;

(xxxii) The PowerSchool Parties and their subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof or have requested extensions thereof and have paid all taxes required to be paid through the date hereof, except for cases in which the failure to file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no tax deficiency has been determined adversely to any PowerSchool Party or any of their subsidiaries (nor have any of the PowerSchool Parties or any of their subsidiaries received written notice of any tax deficiency that will be assessed or, to the knowledge of the PowerSchool Parties, have been proposed by any taxing authority, which could reasonably be expected to be determined adversely to any of the PowerSchool Parties or any of their subsidiaries); Holdings LLC is properly classified as a partnership for U.S. federal income tax purposes;

(xxxiii) The PowerSchool Parties and their subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the PowerSchool Parties’ reasonable judgment, prudent and customary in the businesses in which the PowerSchool Parties and their subsidiaries are engaged; and neither the PowerSchool Parties nor any of their subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business;

(xxxiv) No material labor dispute with or disturbance by the employees of the PowerSchool Parties or any of their subsidiaries exists or, to the PowerSchool Parties’ knowledge, is threatened; and neither the PowerSchool Parties nor any of their subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal vendors, partners or contractors;

(xxxv) Nothing has come to the attention of the PowerSchool Parties that has caused the PowerSchool Parties to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the PowerSchool Parties have obtained the written consent for the use of such data from such sources;

(xxxvi) (a) Each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”); (b) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in any material liability to the PowerSchool Parties or their subsidiaries; (c) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (d) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; (e) neither the PowerSchool Parties nor any member of their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) have incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan (as defined below) or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan; and (f) there is no pending audit or investigation by the Internal Revenue Service, the Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan. Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service or has time remaining to do so and, to the knowledge of the PowerSchool Parties, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification. None of the following events has occurred or is reasonably likely to occur: (a) a material increase in the aggregate amount of contributions required to be made to all Plans by the PowerSchool Parties or their subsidiaries in the current fiscal year of the PowerSchool Parties and their subsidiaries compared to the amount of such contributions made in the PowerSchool Parties and their subsidiaries’ most recently completed fiscal year; or (b) a material increase in the PowerSchool Parties and their subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 715) compared to the amount of such obligations in the PowerSchool Parties and their subsidiaries’ most recently completed fiscal year. For purposes of this paragraph, (A) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the PowerSchool Parties or any member of its Controlled Group has any liability and (B) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(xxxvii) None of the PowerSchool Parties nor any of their subsidiaries is party to any contracts, agreements or understandings between the PowerSchool Parties or any of their subsidiaries and any person that would give rise to a valid claim against the PowerSchool Parties or any Underwriter for a brokerage commission, finder’s fee or other similar payment in connection with this offering;

(xxxviii) There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxxix) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Pricing Prospectus or the Prospectus has been made or reaffirmed by the PowerSchool Parties without a reasonable basis or has been disclosed by the Company other than in good faith;

(xl) There is no debt of, or guaranteed by, any of the PowerSchool Parties or any of their subsidiaries that is rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act;

(xli) The PowerSchool Parties have taken all actions necessary to effectuate the exchange by the Selling Stockholders of LLC Units for shares of Class A Common Stock as set forth on their respective Exchange Notices;

(xlii) Neither the PowerSchool Parties nor any of their affiliates have taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares; and

(xliii) The PowerSchool Parties and each of their subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the PowerSchool Parties nor any of their subsidiaries has received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the PowerSchool Parties that:

(i) Such Selling Stockholder, if such Selling Stockholder is not a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and such Selling Stockholder is duly qualified to transact business and is in good standing in the state or other jurisdiction, as the case may be, where its principal place of business is located, except, in each case, as would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement;

(ii) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the Exchange Notice and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder have been obtained, except, in each case, as would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and such Selling Stockholder has full right, power and authority to enter into this Agreement and the Exchange Notice to exchange its LLC Units, and sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(iii) Pursuant to its Exchange Notice, if applicable, such Selling Stockholder has taken all necessary action to exchange LLC Units for the number of shares of Class A Common Stock set forth in its Exchange Notice;

(iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder;

(v) The execution, delivery and performance by such Selling Stockholder of the Exchange Notice, and the sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (b) result in any violation of the provisions of the organizational documents, limited liability company agreement or partnership agreement or other similar agreement, as applicable, of such Selling Stockholder, if such Selling Stockholder is not a natural person or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any property or assets of such Selling Stockholder, except in the case of (a) and (c), for such conflicts or violations that would not reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(vi) Such Selling Stockholder has or will have, after giving effect to the exchange of the LLC Units for shares of Class A Common Stock as set forth on such Selling Stockholder’s Exchange Notice, as applicable, and immediately prior to each Time of Delivery such Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder hereunder at such Time of Delivery, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims (within the meaning of Section 8-105 of the UCC) to such Shares, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(vii) On or prior to the date of the Pricing Prospectus, such Selling Stockholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;

(viii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares;

(ix) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, any Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein, such Registration Statement, Preliminary Prospectus, Pricing Prospectus, Prospectus, Free Writing Prospectus and any further amendments or supplements thereto do not and will not contain any untrue statement of a material fact or omit to state any material fact (in the case of the Registration Statement, required to be stated therein) or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any Free Writing Prospectus, in the light of the circumstances under which they were made) not misleading; it being understood that such information furnished by such Selling Stockholder to the Company consists only of (a) the name and address and the number of offered Shares of, and the number of shares beneficially owned by, such Selling Stockholder and (b) any other information with respect to such Selling Stockholder (excluding percentages) included in the “Selling Stockholders” section of any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any Free Writing Prospectus or any amendment or supplement thereto (such information with respect to such Selling Stockholder, the “Selling Stockholder Information”);

(x) Such Selling Stockholder will deliver to you prior to or at the First Time of Delivery a properly completed and executed International Revenue Service Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated;

(xi) The obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates, in definitive or book-entry form, representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement; and

(xii) Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder (a) in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (b) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Money Laundering Laws or any applicable anti-bribery or anti-corruption laws; provided that the foregoing shall not apply with respect to the distribution of the proceeds of the offering to any of such Selling Stockholder’s direct or indirect limited partners once such proceeds are no longer under the control of such Selling Stockholder if prior to such distribution such Selling Stockholder has no knowledge that such proceeds will be used for any of the foregoing purposes.

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders at a purchase price per share of $20.16, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I-B hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I-A hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters (as and to the extent indicated in Schedule I-B hereto), and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I-A hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule I-B hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to an aggregate of 1,305,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule I-B hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you, the Company and the Selling Stockholders, otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each Selling Stockholder to the Representatives at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March 3, 2023, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(n) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required) or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(e) On the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference therein in order to comply with the Act or the Exchange Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose names and addresses the Underwriters shall furnish to the Company in connection with any such request) as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g) During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (1) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Shares, including but not limited to shares of Class B Common Stock, LLC Units, or any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc., provided, however, that the foregoing restrictions shall not apply to:

(A) the Shares to be sold hereunder;

(B) the issuance by the Company of shares of Stock, including upon the vesting, exercise or settlement of options, restricted stock or restricted stock units or the conversion of convertible securities or the exchange of exchangeable securities, or options to purchase shares of Stock or the grant of other equity-based awards (including any securities convertible into shares of Stock), in each case outstanding on the date hereof and provided that such option or security is disclosed in or contemplated by the Pricing Prospectus and the Prospectus;

(C) the entry into an agreement providing for the issuance by the Company of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or the issuance of any such securities pursuant to any such agreement;

(D) the entry into any agreement providing for the issuance of shares of Stock or any security convertible into or exercisable for shares of Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement;

(E) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity-based compensation plans that are described in the Pricing Prospectus and the Prospectus or any assumed employee benefit plan contemplated by clause (C); or

(F) the exchange of LLC Units in the manner set forth in this Agreement;

provided, that in the case of clauses (C) and (D), the number of shares of Stock that the Company may sell or issue or agree to sell or issue pursuant to such clauses shall not exceed, in the aggregate, 15% of the total number of shares of Stock issued and outstanding immediately following the First Time of Delivery; and provided further that in the case of clauses (B) through (D), (1) the Company shall cause each recipient of such securities to execute and deliver to you, on or prior to the issuance of such securities, a lock-up letter on the same terms as the lock-up letter referred to in Section 8(l), and (2) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities until the expiration of the Company Lock-Up Period;

(h) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no reports, documents or other information need to be furnished pursuant to this Section 5(i) to the extent they are available on EDGAR or to the extent such provision of such reports, documents or other information would require public disclosure by the Company under Regulation FD;

(j) The Company will use its reasonable best efforts to maintain the listing of the Class A Common Stock (including the Shares) on the New York Stock Exchange (the “Exchange”);

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, trade names, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus, the use of which has been consented to by the Company and the Representatives, is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) The Company agrees that if, at any time following the issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act.

7. The PowerSchool Parties and each of the Selling Stockholders covenant and agree with one another and covenants and agrees with the several Underwriters that (A) the PowerSchool Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the PowerSchool Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; provided such fees and disbursements shall not exceed $35,000 in the aggregate; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) subject to clause (B)(i) below, any taxes payable in connection with the authorization, issuance, sale, preparation and delivery of the Shares; (ix) the fees, disbursements and expenses of one counsel for each of the Selling Stockholders together with any additional local or foreign counsel that may be required by the Selling Stockholders; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (B) subject to the Company’s registration rights agreement, each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) all expenses and transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, (ii) any fees and expenses of counsel for such Selling Stockholder (to the extent not paid by the PowerSchool Parties) and (iii) all expenses and taxes incurred in connection with the exchange of the LLC Units for Shares (whether or not such taxes are withheld from the proceeds received by the Selling Stockholders). In connection with clause (B)(i) of the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the PowerSchool Parties shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the PowerSchool Parties for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement; provided that the cost of any aircraft chartered in connection with the road show or any testing-the-waters meetings shall be paid 50% by the PowerSchool Parties and 50% by the Underwriters, and that except as provided in this Section and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the PowerSchool Parties and the Selling Stockholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the PowerSchool Parties and the Selling Stockholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for the PowerSchool Parties, shall have furnished to you their written opinion and negative assurance letter, each, dated such Time of Delivery, in form and substance satisfactory to you;

(d) (i) Kirkland & Ellis LLP, counsel for the Selling Stockholders, (ii) Walkers LLP, counsel for certain of the Selling Stockholders and (iii) Maples and Calder (Cayman) LLP, counsel for certain of the Selling Stockholders, shall have furnished to you their written opinion with respect to such Selling Stockholders, as applicable, dated such Time of Delivery, in form and substance satisfactory to you;

(e) The Chief Legal Officer of the Company shall have furnished to you a certificate, dated such Time of Delivery, representing that, to the Company’s knowledge and except as set forth in the Registration Statement, there are no legal or governmental proceedings pending or threatened against the Company, Holdings or any of their respective subsidiaries that would be required by Item 103 of Regulation S-K to be disclosed in a Registration Statement.

(f) On the date of the Prospectus at the time of the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(g) [Reserved;]

(h) (i) None of the PowerSchool Parties nor any of their subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the exercise or settlement (including any “net” or “cashless” exercises or settlements) of stock options or restricted stock units, as applicable, or the award of stock options or restricted stock units in the ordinary course of business, and (B) the repurchase of unvested Stock by the Company upon termination of the holder’s employment with the Company, in each case under (A) and (B) pursuant to the terms of the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus and subject to the terms of award agreements that have been filed as exhibits to the Company’s Annual Report on Form 10-K for the most recent fiscal year) or long-term debt of the PowerSchool Parties or their subsidiaries, taken as a whole, or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the PowerSchool Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the PowerSchool Parties to perform their respective obligations under this Agreement, including to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the debt securities of any PowerSchool Party by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of any PowerSchool Party;

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(l) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, executive officer and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto in form and substance satisfactory to you;

(m) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(n) The PowerSchool Parties and the Selling Stockholders shall have furnished, or caused to be furnished to you, at such Time of Delivery, certificates of officers of the PowerSchool Parties and of the Selling Stockholders reasonably satisfactory to you as to the accuracy of the representations and warranties of the PowerSchool Parties and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the PowerSchool Parties and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the PowerSchool Parties shall have furnished, or caused to be furnished, certificates as to the matters set forth in subsections (a) and (h) of this Section 8; and

(o) On or before the date of this Agreement, the Underwriters shall have received a properly completed and executed certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network, together with copies of identifying documentation, from each Selling Stockholder, in form and substance reasonably satisfactory to the Underwriters, and each Selling Stockholder undertakes to provide such additional supporting documentation as the Underwriters have requested or may reasonably request in connection with the verification of the foregoing certificate.

9. (a) Each of the PowerSchool Parties, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the PowerSchool Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each of the PowerSchool Parties, jointly and severally, will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the PowerSchool Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information.

(c) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the

Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, roadshow or any Testing-the-Waters Communication in reliance upon and in conformity with any Selling Stockholder Information furnished to the Company in writing by such Selling Stockholder expressly for the use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; and provided that the liability of a Selling Stockholder pursuant to this subsection (c) shall not exceed the product of (i) the number of shares sold by such Selling Stockholder and (ii) the per share proceeds to the Selling Stockholders as set forth in the Prospectus (after deducting underwriting discounts and commissions but before deducting expenses) (the “Selling Stockholder Proceeds”).

(d) Each Underwriter, severally and not jointly, will indemnify and hold harmless each PowerSchool Party and each Selling Stockholder against any losses, claims, damages or liabilities to which such PowerSchool Party or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse each PowerSchool Party and each Selling Stockholder for any legal or other expenses reasonably incurred by such PowerSchool Party or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement, the “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting”.

(e) Promptly after receipt by an indemnified party under the preceding subsections of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding subsections of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding subsections of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under the preceding subsections of this Section 9 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the PowerSchool Parties and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the PowerSchool Parties and the Selling Stockholders, on the one hand, and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the PowerSchool Parties and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Stockholders from the sale of the Shares, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the PowerSchool Parties or the Selling Stockholders, on the one hand, or the Underwriters on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The PowerSchool Parties and each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the contribution by any Selling Stockholder pursuant to this subsection (f) shall not exceed the Selling Stockholder Proceeds for each such Selling Stockholder (without duplication of any amounts such Selling Stockholder is obligated to pay under subsection (b) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint and the Selling Stockholders’ obligations in this subsection (f) to contribute are several in proportion to their Selling Stockholder Proceeds and not joint.

(g) The obligations of the PowerSchool Parties and the Selling Stockholders under this Section 9 shall be in addition to any liability which the PowerSchool Parties and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the PowerSchool Parties and to each person, if any, who controls the PowerSchool Parties or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or the Selling Stockholders notifies you that it has so arranged for the purchase of such Shares, you or the Company or a Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the PowerSchool Parties, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the PowerSchool Parties, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or any officer, director or any controlling person of any PowerSchool Party or Selling Stockholder and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the PowerSchool Parties and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(j)) any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(j)), the PowerSchool Parties, jointly and severally, will reimburse the Underwriters through you for all documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the PowerSchool Parties and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by you on behalf of you as the Underwriters.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the Beneficial Ownership Regulation (as defined below), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the PowerSchool Parties and the Selling Stockholders, which information may include the name, address and tax identification numbers of their respective clients, a certification regarding beneficial ownership (such certification, the “Beneficial Ownership Certification”) as required by 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and (A) if to the Underwriters shall be delivered or sent by mail to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); (B) if to the PowerSchool Parties shall be delivered or sent by mail to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; (C) if to any Selling Stockholder shall be delivered or sent by mail to counsel for such Selling Stockholder at its address set forth in Schedule I-B hereto and (D) if to any stockholder that has delivered a lock-up letter described in Section 8(l) hereof shall be delivered or sent by mail to such stockholder’s respective address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(g) shall be in writing, and if to the Underwriters shall be delivered or sent by mail to you as the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room and Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the PowerSchool Parties and the Selling Stockholders, and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the PowerSchool Parties and each person who controls any PowerSchool Party, Selling Stockholder or Underwriter, or any director, officer, employee or affiliate of any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The PowerSchool Parties and the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the PowerSchool Parties and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, and, as such, not intended for use by any individual for personal, family or household purposes, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of any PowerSchool Party or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of any PowerSchool Party or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any PowerSchool Party or any Selling Stockholder on other matters) or any other obligation to any PowerSchool Party or any Selling Stockholder except the obligations expressly set forth in this Agreement, (iv) each of the PowerSchool Parties and the Selling Stockholders have consulted their own legal and financial advisors to the extent they have deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the PowerSchool Parties and the Selling Stockholders agree that it will not claim that the Underwriters, or any of them, has provided any legal, accounting, regulatory, investment or tax advice with respect to such transaction, or rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any PowerSchool Party or any Selling Stockholder in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the PowerSchool Parties, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each PowerSchool Party and Selling Stockholder agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each PowerSchool Party and Selling Stockholder agrees to submit to the jurisdiction of, and to venue in, such courts.

19. Each PowerSchool Party, each Selling Stockholder and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the PowerSchool Parties and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the PowerSchool Parties and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes:

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For the purposes of this Section 22, the following definitions shall apply:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, Holdings LLC and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among the Underwriters, the form of which shall be submitted to the Company, Holdings LLC and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

POWERSCHOOL PARTIES

PowerSchool Holdings, Inc.

By:	/s/ Hardeep Gulati
Name: Hardeep Gulati
Title: Chief Executive Officer

PowerSchool Holdings LLC

By:	/s/ Hardeep Gulati
Name: Hardeep Gulati
Title: Chief Executive Officer

SELLING STOCKHOLDERS

SEVERIN TOPCO, LLC

By:	/s/ Lauren B. Dillard
Name: Lauren B. Dillard
Title: Chief Financial Officer

VISTA EQUITY PARTNERS FUND VI-A, L.P. By: Vista Equity Partners Fund VI GP, L.P. Its: General Partner By: VEPF VI GP, Ltd. Its: General Partner
By:	/s/ Robert F. Smith
Name: Robert F. Smith Title: Director VISTA EQUITY PARTNERS FUND VI, L.P. By: Vista Equity Partners Fund VI GP, L.P. Its: General Partner By: VEPF VI GP, Ltd. Its: General Partner
By:	/s/ Robert F. Smith
Name: Robert F. Smith Title: Director VEPF VI FAF L.P. By: Vista Equity Partners Fund VI GP, L.P. Its: General Partner By: VEPF VI GP, Ltd. Its: General Partner
By:	/s/ Robert F. Smith
Name: Robert F. Smith Title: Director

ONEX PARTNERS IV SELECT LP By: Onex Partners IV GP LLC Its: General Partner By: Onex Partners Manager LP Its: Agent By: Onex Partners Manager GP ULC Its: General Partner
By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Head of Onex Partners
By:	/s/ Laurence Goldberg
Name: Laurence Goldberg Title: Managing Director ONEX US PRINCIPALS LP By: Onex American Holdings GP LLC Its: General Partner
By:	/s/ Matthew Ross
Name: Matthew Ross Title: Director ONEX PARTNERS IV LP By: Onex Partners IV GP LP Its: General Partner By: Onex Partners Manager LP Its: Agent By: Onex Partners Manager GP ULC Its: General Partner
By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc Title: Head of Onex Partners
By:	/s/ Laurence Goldberg
Name: Laurence Goldberg Title: Managing Director

ONEX PARTNERS IV GP LP

By: Onex Partners IV GP Limited
Its: General Partner

By: Onex Partners Manager LP
Its: Agent

By: Onex Partners Manager GP ULC
Its: General Partner

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Head of Onex Partners

By:	/s/ Laurence Goldberg
Name:	Laurence Goldberg
Title:	Managing Director

ONEX PARTNERS IV PV LP

By: Onex Partners IV GP LP
Its: General Partner

By: Onex Partners Manager LP
Its: Agent

By: Onex Partners Manager GP ULC
Its: General Partner

By:	/s/ Robert M. Le Blanc
Name:	Robert M. Le Blanc
Title:	Head of Onex Partners

By:	/s/ Laurence Goldberg
Name:	Laurence Goldberg
Title:	Managing Director

ONEX POWERSCHOOL LP

By: Onex American Holdings GP LLC
Its: General Partner

By:	/s/ Matthew Ross
Name:	Matthew Ross
Title:	Director

PINNACLE HOLDINGS I L.P.
By: Pinnacle Holdings I GP Inc.
Its: General Partner

By:	/s/ Laurence Goldberg
Name:	Laurence Goldberg
Title:	Vice President

/s/ Hardeep Gulati
Name: Hardeep Gulati

Accepted as of the date hereof
Goldman Sachs & Co. LLC

By:	/s/ William Connolly
Name: William Connolly
Title: Managing Director

Barclays Capital Inc.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Authorized Signatory

On behalf of each of the Underwriters

SCHEDULE I-A

Underwriter	Total Number Of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	2,566,500	384,975
Barclays Capital Inc.	2,479,500	371,925
BofA Securities, Inc.	522,000	78,300
Jefferies LLC	522,000	78,300
RBC Capital Markets, LLC	522,000	78,300
Credit Suisse Securities (USA) LLC	435,000	65,250
Macquarie Capital (USA) Inc.	435,000	65,250
UBS Securities LLC	435,000	65,250
Robert W. Baird & Co. Incorporated	174,000	26,100
Piper Sandler & Co.	130,500	19,575
William Blair & Company, L.L.C.	130,500	19,575
AmeriVet Securities, Inc.	87,000	13,050
Loop Capital Markets LLC	87,000	13,050
Samuel A. Ramirez & Company, Inc.	87,000	13,050
Stern Brothers & Co.	87,000	13,050
Total	8,700,000	1,305,000

S-IA

SCHEDULE I-B

Selling Stockholder	Total Number Of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
Severin Topco, LLC(a)(b)	2,280,742	342,111
Vista Equity Partners Fund VI-A, L.P. (c)	1,579,214	236,882
Vista Equity Partners Fund VI, L.P. (c)	474,800	71,220
VEPF VI FAF, L.P. (c)	5,778	867
Onex Partners IV Select LP(d)	15,485	2,323
Onex Partners IV LP(d)	2,235,680	335,353
Onex Partners IV GP LP(d)	77,716	11,657
Onex Partners IV PV LP(a)	110,525	16,579
Onex Powerschool LP(a)	1,263,314	189,497
Onex US Principals LP(a)	51,296	7,694
Pinnacle Holdings I L.P. (a)	541,723	81,258
Hardeep Gulati (a)	63,727	9,559

Total	8,700,000	1,305,000

(a)	This Selling Stockholder is represented by Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654.
(b)	Total number of Firm Shares and Optional Shares to be sold include 2,274,413 LLC Units and 341,162 LLC Units, respectively, to be exchanged for shares of Class A common stock.
(c)	This Selling Stockholder is represented by Maples and Calder (Cayman) LLP, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(d)	This Selling Stockholder is represented by Walkers LLP, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

S-IB

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

Issuer Free Writing Prospectus, dated February 28, 2023.

The public offering price per share for the Shares is $21.00.

The number of Shares purchased by the Underwriters is 8,700,000 (or 10,005,000 Shares if the Underwriters exercise their option to purchase Optional Shares in full)

(c) Written Testing-the-Waters Communications

None.

(d) Additional documents incorporated by reference

None.

S-II

SCHEDULE III

1. Executive Officers

a. Michael Bisignano

b. Marcy Daniel

c. Hardeep Gulati (Chief Executive Officer and Director)

d. Angelika Hendraka

e. Tony Kender

f. Eric Shander

g. Devendra Singh

h. Fred Studer

2. Directors

a. David Armstrong

b. Barbara Byrne

c. Judy Cotte

d. Laurence Goldberg

e. Betty Hung

f. Amy McIntosh

g. Ronald McCray

h. Gwen Reinke

i. Maneet (Monti) Saroya

3. Stockholders

a. Onex Partners IV GP LP

b. Onex Partners IV LP

c. Onex Partners IV PV LP

d. Onex Partners IV Select LP

e. Onex Powerschool LP

f. Onex US Principals LP

g. Pinnacle Holdings I L.P.

h. Severin Topco, LLC

i. VEPF VI FAF, L.P.

j. Vista Equity Partners Fund VI-A, L.P.

k. Vista Equity Partners Fund VI, L.P.

S-III

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

Goldman Sachs & Co. LLC

Barclays Capital Inc.

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue,

New York, New York 10019

Re: PowerSchool Holdings, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I-A to such agreement (collectively, the “Underwriters”), with PowerSchool Holdings, Inc., a Delaware corporation (the “Company”), PowerSchool Holdings LLC, a Delaware limited liability company (“Holdings LLC”), and the selling stockholders named in Schedule I-B to such agreement (collectively, the “Selling Stockholders”) providing for a public offering (the “Public Offering”) of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 60 days after the date set forth on the final prospectus (the “Prospectus”) used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend, make any short sale or otherwise dispose of, any shares of Class A Common Stock or Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (such options, warrants or other securities, including the membership interests in Holdings LLC, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments, now owned or hereafter acquired, by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s

Shares”), (ii) engage in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of Common Stock of the Company or Derivative Instruments, whether any such transaction or arrangement by the undersigned would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period, except as would otherwise be permitted hereunder. Such prohibited hedging or other transactions or arrangements described in clause (ii) above would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, or any combination thereof) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Shares. In addition, the undersigned agrees that, without the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Shares during the Lock-Up Period. Notwithstanding the foregoing, to the extent the undersigned has demand and/or piggyback registration rights under any registration rights agreement described in the Prospectus or the documents incorporated therein by reference, the undersigned may notify the Company privately that the undersigned is or will be exercising its demand and/or piggyback registration rights under any such registration rights agreement following the expiration of the Lock-Up Period and undertake preparations related thereto; provided that the foregoing notification and/or preparations do not request, require or result in the filing or confidential submission of a registration statement with the SEC or any other public announcement or activity regarding such registration by the undersigned, the Company or any third party during the Lock-Up Period (and no such filing, confidential submission, public announcement or activity shall be voluntarily made or taken by the undersigned, the Company or any third party during the Lock-Up Period).

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (the “Exchange Act”) beneficially owns, directly or indirectly, 50% or more of the common equity interest, or 50% or more of the voting power, in the undersigned, except for a natural person, entity or group (as described above), that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement. For purposes of this paragraph, “beneficially owns” shall mean solely a pecuniary interest under Rule 16a-1(a)(2) of the rule promulgated under the Exchange Act.

Notwithstanding the foregoing, the undersigned may Transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, provided that, to the extent a public filing or disclosure is required under Section 16(a) of the Exchange Act or other public report, such filing or report shall include a statement to the effect that it is a bona fide gift or gifts and that the donees are bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that (1) the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, (2) any such transfer shall not involve a disposition for value and (3) to the extent a public filing or disclosure is required under Section 16(a) of the Exchange Act or other public report, such filing or report shall include a statement to the effect that it is a transfer to the trust for the direct or indirect benefit of the undersigned or the immediately family member of the undersigned and that the transferees are bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (iii) with the prior written consent of Goldman Sachs & Co. LLC and Barclays Capital Inc. on behalf of the Underwriters, (iv) if the undersigned is a partnership, limited liability company or corporation, to (a) a partner, member or stockholder, as the case may be, of such partnership, limited liability company or corporation, (b) any wholly owned subsidiary of the undersigned, (c) an affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or (d) if a transferee referred to in clauses (a) through (c) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the Shares come to be held by a natural person, if provided that, in any such case of clauses (a) through (d), (1) such transfer is not for value, (2) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer, (3) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting such transfer during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that such transfer is not for value, that the Shares subject to such transfer remain subject to restrictions set forth herein and that the filing relates to the circumstances described in this clause (iv), and (4) no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer, (v) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that (1) the transferee agrees to be bound in writing by the restrictions set forth herein, (2) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the Undersigned’s Shares in connection with such transfer, the undersigned shall clearly indicate in the footnotes thereto that such transfer was by operation of law and that the Shares subject to such transfer remain subject to restrictions set forth herein, and (3) no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer, (vi) pursuant to a bona fide third party tender offer, merger, purchase, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a change of control of the Company (and nothing in this Lock-Up Agreement shall prohibit the undersigned from voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that such tender offer, merger, purchase, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement, (vii) pursuant to the exercise of an option to purchase Common Stock in connection with the termination of such option pursuant to its terms, provided that (1) such option was granted pursuant to a Company stock option plan or other incentive plan described in the Registration Statement related to the Public Offering and the Prospectus, (2) any Common Stock received upon such exercise shall be subject to the terms of this Lock-Up Agreement and (3) no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in the aggregate beneficial ownership of the Undersigned’s

Shares shall be voluntarily made and if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the Undersigned’s Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the shares issuable upon such exercise are subject to the terms of this Lock-Up Agreement and that the filing relates to the circumstances described in this clause (vii), and no other public filing or announcement shall be required or shall be made voluntarily in connection with such exercise, (viii) to the Company (a) for the payment of the exercise price upon the “cashless” or “net” exercise of an option to purchase Common Stock in connection with the termination of such option pursuant to its terms, or (b) for the payment of tax withholdings (including estimated taxes) due as a result of the exercise of an option to purchase Common Stock in connection with the termination of such option pursuant to its terms or the vesting or settlement of any restricted stock or restricted stock unit awards, in all such cases, provided that, (1) such option, restricted stock or restricted stock unit was granted pursuant to a Company stock option plan or other incentive plan described in the registration statement related to the Public Offering and the Prospectus, and (2) no public filing or disclosure under Section 16(a) of the Exchange Act or other public report shall be voluntarily made during the Lock-Up Period in connection with such transfer, provided that if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in the aggregate beneficial ownership of the Undersigned’s Shares during the Lock-Up period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (viii); (ix) to the Company in connection with the termination of service of an employee of the Company pursuant to agreements that provide the Company with an option to repurchase such Common Stock, provided that (1) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in aggregate beneficial ownership of the Undersigned’s Shares during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the termination of the undersigned’s employment, and (2) such contractual arrangement (or a form thereof) is described in the Prospectus or filed as an exhibit to the Company’s Annual Report on Form 10-K for the most recent fiscal year; or (x) to the Underwriters in connection with the Public Offering. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. For purposes of clause (vi), “change of control” shall mean the consummation of any bona fide third party tender offer, merger, purchase, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of a majority of total voting power of the voting stock of the Company. The undersigned now has, and, except as contemplated by clause (i) through (x) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The restrictions set forth in this Lock-Up Agreement shall not apply to (i) any exchange of LLC Units and a corresponding number of shares of the Class A Common Stock, provided that, in the case of this clause (i), exchanges shall be in accordance with the Exchange Agreement; and provided further that, in the case of this clause (i), such shares of Class A Common Stock shall be subject to the provisions of this Lock-Up Agreement, or (ii) the establishment of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of the

Undersigned’s Shares, provided that no sale of the Undersigned’s Shares shall occur under such plan and no filing under the Exchange Act or any other public filing or disclosure of such plan shall be made by any person during the Lock-Up Period unless such filing, announcement or other disclosure includes a statement to the effect that no transfer of the Undersigned’s Shares may be made under the plan during the Lock-Up Period.

The restrictions set forth in this Lock-Up Agreement shall not apply to the sale of any of the Undersigned’s Shares pursuant to a 10b5-1 Plan established prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Undersigned or the Company regarding sales made under the Undersigned’s 10b5-1 Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that the sale of such Undersigned’s Shares are being made pursuant to the Undersigned’s 10b5-1 Plan established prior to the date hereof.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically. In the event that any signature is delivered by electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

The undersigned understands that the Company, the Selling Stockholders and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date of the filing with the SEC of a notice of withdrawal of the Registration Statement on Form S-3 (which covers the Shares) pursuant to Rule 477 promulgated under the Securities Act, (ii) the Company advises Goldman Sachs & Co. LLC and Barclays Capital Inc. in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Shares to be sold thereunder, and (iv) May 15, 2023, in the event that the Underwriting Agreement has not been executed on or before that date.

This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

Very truly yours,

[Exact Name of Lock-Up Party]

Authorized Signature
Title